UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or

15(d) of the Securities Exchange Act of 1934

March 30, 2007

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 30, 2007, Atmos Energy Marketing, LLC (“AEM”), a Delaware limited liability company, which is wholly-owned by Atmos Energy Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Atmos Energy Corporation, entered into the Third Amendment dated as of March 30, 2007, to the Uncommitted Second Amended and Restated Credit Agreement, dated as of March 30, 2005, as amended by the First Amendment dated November 28, 2005 and the Second Amendment dated March 31, 2006, by and among AEM; Fortis Capital Corp., a Connecticut corporation, as joint lead arranger and joint bookrunner, as administrative agent for the banks, as collateral agent, as an issuing bank and as a bank; BNP Paribas, a bank organized under the laws of France, as joint lead arranger and joint bookrunner, as documentation agent, as an issuing bank and as a bank; Société Générale, as syndication agent and as a bank; and a syndicate of five additional banks identified therein.

The Third Amendment amended the credit facility, primarily to extend the term of the facility for an additional 12 months to March 31, 2008. There were no other substantive changes made to the terms of the facility. The credit facility, as amended, will continue to be used, on an uncommitted and fully discretionary basis, to provide loans to AEM and issue letters of credit for the account of AEM, primarily in order to provide working capital for its natural gas marketing business.

Borrowings made as revolving loans under the credit facility will continue to bear interest at a floating rate equal to a base rate, defined as the higher of (i) .50% per annum above the federal funds rate or (ii) the per annum rate of interest established by JPMorgan Chase Bank, N.A. as its prime rate at the time of such borrowing plus an applicable margin, which is defined as .25% per annum. Based upon the current prime rate, revolving loans would bear interest at 8.5% per annum. Borrowings made as offshore rate loans will continue to bear interest at a floating rate equal to an offshore rate, which is equal to a base rate based upon LIBOR for the applicable interest period plus an applicable margin, which will range from 1.250% to 1.625% per annum, depending on the excess tangible net worth of AEM, as defined in the credit facility. Based upon the current LIBOR rate for a seven day period, offshore rate loans would bear interest at 6.569% per annum. Borrowings drawn down under letters of credit issued by the banks will continue to bear interest at a floating rate equal to the base rate, as defined above, plus an applicable margin, which will range from 1.000% to 1.875% per annum, depending on the excess tangible net worth of AEM and whether the letters of credit are swap-related standby letters of credit.

The credit facility will expire on March 31, 2008, at which time all outstanding amounts under the credit facility will be due and payable, except for any letters of credit outstanding at that date, all of which will be due no later than March 30, 2009. The credit facility contains usual and customary covenants for transactions of this type, including covenants limiting liens, additional indebtedness and mergers. In addition, AEM will be required not to exceed a maximum ratio of total liabilities to tangible net worth of 5.00 to 1.00 or a maximum cumulative loss for the most recent 12 month reporting period ranging from $4 million to $23 million, along with maintaining minimum levels of net working capital ranging from $20 million to $120 million and tangible net worth ranging from $21 million to $121 million, as all such terms are defined in the credit facility, depending on the total amount of borrowing elected from time to time by AEM. The credit facility is secured by substantially all of the assets of AEM and is guaranteed by its parent, Atmos Energy Holdings, Inc.

In the event of a default by AEM under the credit facility, including cross-defaults relating to specified other indebtedness of AEM having a principal amount of more than $250,000 in the aggregate, the administrative agent may, and shall upon the request of a certain minimum number of the banks, terminate the obligations of the banks to make loans or issue letters of credit under the credit facility, declare the amount outstanding, including all accrued interest and unpaid fees, payable immediately, and enforce any and all rights and interests created and existing under the credit facility documents, including, without limitation, all rights of set-off and all other rights available under the law.

With respect to the other parties to the credit facility, AEM has or may have had customary banking relationships based on the provision of a variety of financial services, including the purchase and sale of financial instruments traded on various commodity exchanges, none of which are material individually or in the aggregate with respect to any individual party, other than BNP Paribas, which relationship is material to AEM. These instruments include, but are not limited to, NYMEX futures and options contracts and over-the-counter natural gas hedges. A copy of the Third Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Third Amendment.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above is hereby incorporated herein by reference.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Third Amendment, dated as of March 30, 2007, to the Uncommitted Second Amended and Restated Credit Agreement, dated as of March 30, 2005, as amended by the First Amendment, dated November 28, 2005, the Second Amendment, dated March 31, 2006, and as otherwise amended, restated, supplemented or modified prior to the date thereof, among Atmos Energy Marketing, LLC, a Delaware limited liability company, the financial institutions from time to time parties thereto (the “Banks”), Fortis Capital Corp., a Connecticut corporation, as Joint Lead Arranger and Joint Bookrunner, as Administrative Agent for the Banks, as Collateral Agent, as an Issuing Bank, and as a Bank; BNP Paribas, a bank organized under the laws of France, as Joint Lead Arranger and Joint Bookrunner, and as Documentation Agent, as an Issuing Bank, and as a Bank; and Société Générale, as Syndication Agent and as a Bank

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

Date: April 3, 2007	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President and General Counsel

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INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Third Amendment, dated as of March 30, 2007, to the Uncommitted Second Amended and Restated Credit Agreement, dated as of March 30, 2005, as amended by the First Amendment, dated November 28, 2005, the Second Amendment, dated March 31, 2006, and as otherwise amended, restated, supplemented or modified prior to the date thereof, among Atmos Energy Marketing, LLC, a Delaware limited liability company, the financial institutions from time to time parties thereto (the “Banks”), Fortis Capital Corp., a Connecticut corporation, as Joint Lead Arranger and Joint Bookrunner, as Administrative Agent for the Banks, as Collateral Agent, as an Issuing Bank, and as a Bank; BNP Paribas, a bank organized under the laws of France, as Joint Lead Arranger and Joint Bookrunner, and as Documentation Agent, as an Issuing Bank, and as a Bank; and Société Générale, as Syndication Agent and as a Bank

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